EXHIBIT 99.1


                  SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C. 20549


                              ----------

                               FORM T-1

         Statement of Eligibility and Qualification Under the
              Trust Indenture Act of 1939 of a Corporation
                     Designated to Act as Trustee


                     U.S. BANK NATIONAL ASSOCIATION
           (Exact name of Trustee as specified in its charter)

       United States                             41-0417860
(State of Incorporation)                      (I.R.S. Employer
                                              Identification No.)

     U.S. Bank Trust Center
     180 East Fifth Street
     St. Paul, Minnesota                            55101
(Address of Principal Executive Offices)          (Zip Code)


                         Peter Kiewit Sons', Inc.
           (Exact name of registrant as specified in its charter)


     Delaware                                    91-1842817
(State of Incorporation)                      (I.R.S. Employer
                                              Identification No.)


Kiewit Plaza, Omaha, Nebraska                        68131
(Address of Principal Executive Offices)           (Zip Code)

    8.25% Series 1999 Convertible Debentures Due October 31, 2009
                   (Title of the Indenture Securities)

                                GENERAL

1. General Information Furnish the following information as to the Trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.
          Comptroller of the Currency
          Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.
          Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.
          None

See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

     1.  Copy of Articles of Association.*

     2.  Copy of Certificate of Authority to Commence Business.*

     3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*

     4.  Copy of existing By-Laws.*

     5.  Copy of each Indenture referred to in Item 4.  N/A.

     6. The consents of the Trustee required by Section 321(b) of the act.

     7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority incorporated by reference to File Number
333-56865.

*Incorporated by reference to File Number 333-30939.


                                NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors or affiliates, are based upon information furnished to the Trustee by the obligors, While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.




                             SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Denver and State of Colorado on the 24th day of September, 1999.

                             U.S. BANK NATIONAL ASSOCIATION



                             /s/ Sherrie L. Pantle
                             Sherrie L. Pantle
                             Vice President




/s/ Linda E. Houston
Linda E. Houston
Trust Officer




                            EXHIBIT 6

                             CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  September 24, 1999


                               U.S. BANK NATIONAL ASSOCIATION



                               /s/ Sherrie L. Pantle
                               Sherrie L. Pantle
                               Vice President